UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2020

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	001-37886	81-1527911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700 Nashville, Tennessee	37203
(Address of principal executive offices)	(Zip Code)

(615) 732-6400

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	CSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01. Completion of Acquisition or Disposition of Assets.

FCB Merger

Effective July 1, 2020, pursuant to the Agreement and Plan of Merger, dated as of January 23, 2020 (the “FCB Merger Agreement”), by and between CapStar Financial Holdings, Inc., a Tennessee corporation (“CapStar”), and FCB Corporation, a Tennessee corporation (“FCB”), FCB was merged with and into CapStar, with CapStar continuing as the surviving entity (the “FCB Merger”). Immediately following the FCB Merger, The First National Bank of Manchester, a national banking association and a wholly owned subsidiary of FCB, merged with and into CapStar Bank, a Tennessee chartered bank and a wholly owned subsidiary of CapStar (the “FNBM Merger”), with CapStar Bank continuing as the surviving entity in the FNBM Merger.

On the terms and subject to the conditions set forth in the FCB Merger Agreement, at the effective time of the FCB Merger, shares of common stock, par value $10.00 per share, of FCB (“FCB Common Stock”) issued and outstanding immediately prior to the completion of the FCB Merger (other than shares of FCB Common Stock owned or held by FCB, CapStar and their subsidiaries (in each case, other than shares of FCB Common Stock held in a fiduciary or agency capacity or in satisfaction of debts previously contracted)) were collectively converted into the right to receive in the aggregate 2,969,418 shares of common stock, par value $1.00 per share, of CapStar (“CapStar Common Stock”), with cash (without interest) in lieu of fractional shares, and $22,182,262.97 in cash, without interest.

BOW Merger

Effective July 1, 2020, following the FCB Merger, pursuant to the Plan of Bank Merger, dated as of January 23, 2020 (the “BOW Merger Agreement,” and together with the FCB Merger Agreement, the “Merger Agreements”), by and among CapStar, CapStar Bank and The Bank of Waynesboro, a Tennessee chartered bank (“BOW”), BOW was merged with and into CapStar Bank, with CapStar Bank continuing as the surviving entity (the “BOW Merger,” and together with the FCB Merger, the “Mergers”).

On the terms and subject to the conditions set forth in the BOW Merger Agreement, at the effective time of the BOW Merger, shares of common stock, par value $10.00 per share, of BOW (“BOW Common Stock”) issued and outstanding immediately prior to the completion of the BOW Merger (other than shares of BOW Common Stock owned or held by CapStar, CapStar Bank, BOW and their subsidiaries (in each case, other than shares of BOW Common Stock held in a fiduciary or agency capacity or in satisfaction of debts previously contracted)) were collectively converted into the right to receive in the aggregate 664,800 shares of CapStar Common Stock, with cash (without interest) in lieu of fractional shares, and $5,096,990.31 in cash, without interest.

The foregoing descriptions of the Merger Agreements do not purport to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreements, copies of which were attached as Exhibits 2.1 and 2.2 to CapStar’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on January 29, 2020, and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On July 1, 2020, CapStar issued a press release announcing the completion of the Mergers, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial information required by this item is not being filed herewith. Historical financial information, to the extent required by this Item 9.01, will be filed no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(a)(4) of Form 8-K, the financial information required by this item is not being filed herewith. Pro forma financial information, to the extent required by this Item 9.01, will be filed no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 23, 2020, by and between CapStar Financial Holdings, Inc. and FCB Corporation (attached as Exhibit 2.1 to CapStar Financial Holdings, Inc.’s Form 8-K filed on January 29, 2020 and incorporated herein by reference)

2.2	Plan of Bank Merger, dated as of January 23, 2020, by and among CapStar Financial Holdings, Inc., CapStar Bank and The Bank of Waynesboro (attached as Exhibit 2.2 to CapStar Financial Holdings, Inc.’s Form 8-K filed on January 29, 2020 and incorporated herein by reference)

99.1	Press Release, dated as of July 1, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

By:	/s/ Steve Groom
Name: Steve Groom
Title: Chief Risk Officer and General Counsel

Date: July 1, 2020